Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 2, 2006, in the combined Prospectus that is part of Post – Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-125643) and Post – Effective Amendment No. 14 to the Registration Statement on Form S-11 (File No. 333-107066) of Wells Real Estate Investment Trust II, Inc. for the registration of 475,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Atlanta, GA

April 7, 2006